As amended August 8, 2019 AMENDED AND RESTATED BY-LAWS of GLOBE LIFE INC. (hereinafter called the “Corporation”) ARTICLE I. OFFICES Section 1. Registered Office: The registered office shall be established and maintained at the office of The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware (19801), and said company shall be the registered agent of this Corporation. Section 2. Other Offices: The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require. The principal place of business of the Corporation shall be in McKinney, Texas. ARTICLE II. STOCKHOLDERS Section 1. Annual Meetings: Annual meetings of stockholders for the election of directors and for such other business as may properly come before the meeting, shall be held at such place, either within or without the state of Delaware, or by means of remote communication, and at such time and date as the Board of Directors, by resolution, shall determine and set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, if any, the annual meeting of stockholders shall be held at the principal executive offices of the Corporation in Texas on the last Thursday of April, at 10:00 a.m. Central Time. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. Section 2. Special Meetings: (a) Unless otherwise prescribed by law, special meetings of stockholders of the Corporation may be called, for any purpose or purposes, at any time by the Board of Directors pursuant to a resolution approved by a majority of the Whole Board. For purposes of these By-laws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Special meetings may not be called by any other person or persons, except as provided in Section 2(b) of this Article II, as provided in the terms of any class or series of Preferred Stock, or as required by law. (b) (i) Special meetings of the stockholders of the Corporation shall be called by the Chairman of the Board or the Secretary of the Corporation upon the written request, delivered in accordance with this By-law, of one or more record holders of shares of stock of the Corporation representing in the aggregate not less than twenty five percent (25%) of the total voting power (the “Required Percentage”)

of the outstanding shares of stock entitled to vote on the matter or matters proposed to be brought before the proposed special meeting (the “Voting Stock”). (ii) A stockholder may not submit a written request to call a special meeting unless such stockholder is a holder of record of Voting Stock on the record date fixed to determine the stockholders entitled to request the call of a special meeting. A stockholder seeking to call a special meeting shall, by written notice to the Secretary of the Corporation, demand that the Board of Directors fix a record date to determine the stockholders entitled to request the call of a special meeting, if such a record date has not been established. A written demand to fix such a record date shall include all of the information that must be included in a written request to call a special meeting (including information that would be required if the demanding stockholder was not a Solicited Stockholder (as defined below)) as set forth in the succeeding paragraph (iii) of this By-law. The Board of Directors may, within ten (10) days of the Secretary’s receipt of a demand to fix such a record date, fix such a record date, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted. If such a record date is not fixed by the Board of Directors within ten days of the date on which such a request is received, the record date shall be the date that the first written request to call a special meeting is received by the Secretary of the Corporation with respect to the matter or matters proposed to be brought before the proposed special meeting. Notwithstanding anything in these By-laws to the contrary, no record date shall be fixed or otherwise occur if (A) the Board of Directors determines in good faith that the written requests to call a special meeting that would otherwise be submitted after such record date could not comply with any of clauses (B)-(E) of paragraph (v) of this By-law or (B) the stockholder making the written demand to fix a record date has withdrawn such demand. (iii) A stockholder request for a special meeting shall be directed to the Secretary of the Corporation and shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting, shall indicate the date on which such request was signed, and shall be accompanied by a notice setting forth the information required by Section 10(a) of this Article II and/or Section 2(a) of Article III of these By-laws, as applicable, as to any business proposed to be conducted and/or any nominations proposed to be presented at such special meeting, as applicable, and as to the stockholder(s) (including, for the avoidance of doubt, any Record Stockholder, stockholder associated persons, Nominating Record Stockholder, or nominating stockholder associated persons, but excluding Solicited Stockholders) requesting the special meeting. For purposes of this By-law, “Solicited Stockholder” means any stockholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A. (iv) A special meeting requested by stockholders shall be held at such date, time and place within or without the state of Delaware as may be designated by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting by one or more stockholders complying with this Section 2 is received by the Secretary of the Corporation; provided further that, subject to the immediately preceding proviso, the Board of Directors may postpone or reschedule any previously scheduled special meeting. (v) Notwithstanding the foregoing, the Secretary of the Corporation shall not accept, and shall consider ineffective, a written request from a stockholder to call a special meeting: (A) that does not comply with the provisions of this By-law, (B) that relates to an item of business that is not a proper subject for stockholder action under applicable law or that did not appear in the demand delivered in accordance with paragraph (ii) of this By-law that resulted in the record date for determining who is entitled to deliver a written request to call the special meeting, (C) if the Board of Directors has called or calls for a meeting of stockholders to be held within ninety (90) days after the Secretary receives the 2 request for the special meeting, and the business of such meeting includes (among any other matters properly brought before the meeting) an identical or substantially similar item (as determined in good faith by the Board of Directors) to the business specified in the stockholder’s request (such item, a “Similar Item”), (D) if a Similar Item has been presented at an annual or special meeting of stockholders that was held not more than one (1) year before the request to call the special meeting was received by the Secretary of the Corporation, or (E) if such request is delivered between the time beginning on the 61st day after the earliest date of signature on a written request that has been delivered to the Secretary relating to a Similar Item and ending on the one-year anniversary of such earliest date. In addition, no written request to call a special meeting shall be accepted or considered effective by the Secretary of the Corporation unless it is delivered to the Corporation within sixty (60) days of the record date for determining who is entitled to submit such written request. (vi) A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the Required Percentage of Voting Stock, the Board of Directors, in its discretion, may refrain from calling or cancel the special meeting, as the case may be. If none of the stockholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Corporation need not present such nominations or other business for a vote at such meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matter(s) described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to the stockholders, or to cause other business to be transacted, at any special meeting requested by stockholders. (vii) The Board of Directors shall determine in good faith whether the requirements set forth in subparagraphs (v)(B) through (E) have been satisfied, and either the Secretary or the Board of Directors shall determine in good faith whether all other requirements set forth in this Section 2(b) of this Article II have been satisfied. Any determination made pursuant to this paragraph (vi) shall be binding on the Corporation and its stockholders. (c) Business transacted at any special meeting of stockholders shall be confined to the matter(s) stated in the stockholders’ request or matter(s) brought before the meeting by the Board of Directors. The chairperson of a special meeting of stockholders shall have the power and duty to determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or other item of business has been properly brought before the meeting in accordance with these By-laws, and if the chairperson of the meeting should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such nomination or other item of business shall be disregarded, notwithstanding that proxies in respect of such matters may have been received. Section 3. Quorum; Adjournment: At each meeting of stockholders, the holders of a majority of the voting power of all of the outstanding shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise required by law (including the rules of any stock exchange applicable to the Corporation), by the Certificate of Incorporation or by these By-laws. Where a separate vote by a class or classes or series or series is required, the holders of a majority of the voting power of all of the shares of such class or classes or series or series entitled to vote at the meeting and present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. In determining whether a quorum is present or represented at a meeting, shares held by another corporation, if a majority of the shares 3 entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, and treasury shares, shall not be counted. If a quorum shall not be present or represented at any meeting of stockholders, the chairperson of the meeting or the holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting may adjourn the meeting from time to time without further notice, but until a quorum is secured no other business may be transacted. The stockholders present at a duly organized meeting at which a quorum is present may continue to transact business until an adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty 30 days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than sixty 60 nor less than ten 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. Section 4. Voting Rights; Proxies: Except as otherwise provided by law or the Certificate of Incorporation (including, for the avoidance of doubt, any Certificate of Designations, Preferences & Rights), and subject to the provisions of these By-laws, each stockholder shall be entitled to one vote in person or by proxy for each share of stock held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy by an instrument in writing or by a transmission permitted by law that is filed in accordance with the procedures established for the meeting, or, in the absence of such procedures, that is filed with the Secretary of the Corporation at or prior to the date of the corporate action taken in writing without a meeting or at or prior to the date of the meeting, as applicable, but no such proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides for a longer period. The vote for directors and, upon the demand of any stockholder, the vote upon any other question properly before the meeting shall be by ballot, and if authorized by the Board of Directors, the ballot may be submitted by electronic transmission in the manner provided by law. Section 5. Vote Required: Unless a different vote is required by the Certificate of Incorporation, these By-laws (including without limitation Section 1 of Article III of these By-laws), the rules or regulations of any stock exchange applicable to the Corporation, or as otherwise required by law or pursuant to any regulation applicable to the Corporation, if a quorum exists at any duly held meeting of stockholders, all matters shall be determined by a majority of the votes cast affirmatively or negatively. 4

Section 6. List of Stockholders: The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of such stockholder, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting, either (a) on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or (b) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, then such list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Nothing contained in this By-law or Section 219 of the Delaware General Corporation Law shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Section 7. Notice of Meetings: Notice, stating the place, if any, date and time of any meeting of stockholders, the means of remote communication, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the general nature of the business to be considered, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in writing or by electronic transmission in the manner provided by law (including without limitation, as set forth in Article VI, Section 9 of these By-laws) to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, not less than ten nor more than sixty days before the date of the meeting, except as otherwise provided herein or as required by law or the Certificate of Incorporation. Section 8. Organization: Meetings of stockholders shall be presided over by such person as the Board of Directors may designate, or, in the absence of such a person, the Chairman of the Board, or, in the absence of such person, the Chief Executive Officer of the Corporation (or any Co-Chief Executive Officer of the Corporation), or, in the absence of such person, such person as may be chosen by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote who are present in person or by proxy at the meeting and cast a vote affirmatively or negatively. Such person shall be chairperson of the meeting and shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. Section 9. Action by Consent of Stockholders: Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice 5 and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and is delivered to the Corporation by delivery to its registered office in the State of Delaware, the Corporation’s principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with this Section 9, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed by this Section 9. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this paragraph). If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. Section 10. Proper Business at Annual Meetings: (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting or proxy materials accompanying such notice (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of record at the time of the delivery of the notice required by this Section 10(a) of these By-laws (the “Record Stockholder”). For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) at an annual meeting of stockholders. For business to be properly brought before an annual meeting by a Record Stockholder (other than the nomination of a person for election as a director, which is governed 6 by Section 2 of Article III of these By-laws), (a) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with the notice procedures set forth in this Section 10, must be a stockholder of the Corporation of record at the time of the delivery of said notice and must be entitled to vote at the meeting, (b) any such business must be a proper matter for stockholder action under Delaware law, and (c) the Record Stockholder and any stockholder associated person (as defined below) must have acted in accordance with the representations set forth in the Solicitation Statement required by these By-laws. To be timely, a Record Stockholder’s notice must be received at the principal executive offices of the Corporation not later than the close of business on the seventy-fifth (75th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; (provided, however, that subject to the immediately following sentence, in the event that the annual meeting is convened more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Record Stockholder must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the seventy-fifth (75th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Record Stockholder’s notice as described above. A Record Stockholder’s notice to the Secretary shall set forth as to each matter the Record Stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting with respect to such business (and in the event that such business includes a proposal to amend the By- laws of the Corporation, the language of the proposed amendment), and the reasons for conducting such business at the meeting, (ii) the name and address of record of the Record Stockholder and any stockholder associated person, (iii) the class, series and number of shares of the Corporation which are owned beneficially or of record, directly or indirectly, by the Record Stockholder and any stockholder associated person (and such notice shall include documentary evidence of such stockholder’s or any stockholder associated person’s record and beneficial ownership of such stock), (iv) any material interest including, but not limited to, any direct or indirect financial interest, of the Record Stockholder and any stockholder associated person in such business, (v) any agreement(s) that the Record Stockholder or any stockholder associated person has with any other person in connection with such proposed business, (vi) a description of any derivative positions, hedged positions, synthetic or temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions held or beneficially held by the Record Stockholder and any stockholder associated person or to which the Record Stockholder and any stockholder associated person is a party with respect to any share of stock of the Corporation, and whether and the extent to which any other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such Record Stockholder or any stockholder associated person with respect to any share of stock of the Corporation, (vii) a representation that the Record Stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (viii) a representation whether the Record Stockholder or any stockholder associated person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required under applicable law to approve or adopt the proposal (such representation in this clause (viii), a “Solicitation Statement”) (which information set forth in clauses (ii), (iii), (iv), (v) and (vi) of this Section 10(a) shall be supplemented by such Record Stockholder and/or such stockholder associated person, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting). The chairperson of an annual meeting shall determine and declare 7 to the meeting whether or not business was properly brought before the meeting in accordance with these provisions, and if he should determine that business was not properly brought before the meeting, any such business shall not be transacted. (b) Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law or determined by the Board of Directors in its sole discretion, if the Record Stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. (c) For purposes of these By-laws, a “stockholder associated person” shall mean (1) any person controlling, directly or indirectly, or acting in concert with a Record Stockholder (including, for the avoidance of doubt, the beneficial owner, if any, on whose behalf the proposal is made) or (2) any person controlling, controlled by or under common control, or acting in concert, with such stockholder associated person. (d) This Section 10 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal brought properly under and in compliance with Rule 14a-8 under the Exchange Act or any nomination of any person for election to the Board of Directors (which such nomination shall be governed by Section 2 of Article III). In addition to the requirements of this Section 10 with respect to any business proposed to be brought before an annual meeting, a stockholder shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 10 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. ARTICLE III. DIRECTORS Section 1. Number, Election and Terms: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than seven nor more than 15 persons. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. Commencing at the 2011 annual meeting of stockholders, directors whose terms have expired shall be elected annually for terms expiring at the next annual meeting following their election and shall remain in office until such director’s successor shall have been elected and qualified, except that any director in office at the 2011 annual meeting of stockholders whose term expires at the annual meeting of stockholders held in 2012 or 2013 shall serve the remainder of the term for which such director was elected and shall remain in office until such director’s successor shall have been elected and qualified. Accordingly, at the 2011 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2012 annual meeting of stockholders and shall remain in office until such directors’ successors shall have been elected and qualified. At the 2012 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall 8 be elected for a term expiring at the 2013 annual meeting of stockholders and shall remain in office until such directors’ successors shall have been elected and qualified. At each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders and shall remain in office until such directors’ successors shall have been elected and qualified. Except as provided in Section 4 of this Article III, each director to be elected by stockholders at a meeting for the election of directors at which a quorum is present shall be elected by a majority of the votes cast with respect to the director, provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a Nominating Record Stockholder (as defined below) has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article III, Section 2 of these By-laws and (ii) such nomination has not been withdrawn by such Nominating Record Stockholder on or prior to the date that is fourteen (14) days preceding the date that the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. For purposes of this Section 1, a majority of the votes cast means that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election (with “abstentions” not counted as a vote cast either “for” or “against” that director’s election). Section 2. Nomination Procedures: (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at any meeting of stockholders called for the election of directors by (i) the Board of Directors of the Corporation or the governance and nominating committee of the Board of Directors or (ii) any stockholder of the Corporation entitled to vote for the election of directors at such meeting (a “Nominating Record Stockholder”) if the nomination by such stockholder is made in accordance with the procedures established by this Section 2. For nominations to be properly brought before a meeting by a Nominating Record Stockholder, (a) the Nominating Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with the notice procedures set forth in this Section 2, must be a stockholder of the Corporation of record at the time of the delivery of said notice and must be entitled to vote at the meeting for the election of directors and (b) the Nominating Record Stockholder and any nominating stockholder associated person (as defined below) must have acted in accordance with the representations set forth in the Nominating Solicitation Statement required by these By-laws. For the avoidance of doubt, the foregoing sentence shall be the exclusive means for a stockholder to propose nominations at a meeting of stockholders. To be timely with respect to an annual meeting, a stockholder’s notice shall be received at the principal executive offices of the Corporation not later than the close of business on the seventy-fifth (75th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that subject to the next two sentences, in the event that the annual meeting is convened more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Nominating Record Stockholder must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the seventy-fifth (75th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least 10 days before the last day that a Nominating Record Stockholder may deliver a notice of nomination in 9 accordance with the preceding sentence, a Nominating Record Stockholder’s notice required by this By- law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Nominating Record Stockholder’s notice as described above. A Nominating Record Stockholder’s notice to the Secretary shall set forth or include, as the case may be, (a) as to each person whom the Nominating Record Stockholder proposes to nominate for election or re-election as a director, (i) the name of the person or persons, (ii) the age, business address and residence address of the person or persons, (iii) the class, series and number of shares of the Corporation which are beneficially owned or owned of record, directly or indirectly, by the person or persons, (iv) a description of all arrangements, understandings or relationships (including compensation and financial transactions) between the Nominating Record Stockholder and/or nominating stockholder associated person and each nominee, and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Nominating Record Stockholder, (v) all information required by the National Association of Insurance Commissioners Biographical Affidavit and attachments, as amended or replaced, (vi) a notarized affidavit executed by such person or persons to the effect that, if elected as a member of the Board of Directors of the Corporation, he or she will serve and that he or she is eligible for election as a member of the Board of Directors, and that, if he or she will be named in the Corporation’s proxy statement as a nominee, that he or she consents to being named in the proxy statement as a nominee, (vii) a completed questionnaire regarding the potential nominee, which may be obtained from the Secretary of the Corporation, relating solely to the stock exchange listing requirements for director independence that are applicable to the Corporation, (viii) a description of any voting commitments and/or any other arrangements or obligations by which the person or persons is or will be bound as a director, (ix) a statement whether such person or persons, if elected, intends or intend to tender, promptly following such person’s or persons’ election or re-election, an irrevocable resignation effective upon such person’s or persons’ failure to receive the required vote for re-election at the next meeting at which such person or persons would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Director Resignation Policy, and (x) any other information relating to the person or persons that is required to be disclosed in a proxy statement on Schedule 14A for solicitation of proxies for election of directors under the Exchange Act and pursuant to any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Corporation are traded (which information set forth in clauses (ii), (iii), (iv), (v), (vi), (vii), (viii) and (x) of this subsection (a) shall be supplemented by such Nominating Record Stockholder and/or such nominating stockholder associated person, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting), and (b) as to the Nominating Record Stockholder (i) the name and address of record of the Nominating Record Stockholder and any nominating stockholder associated person, (ii) the class, series and number of shares of the Corporation which are owned beneficially or of record, directly or indirectly, by the Nominating Record Stockholder and any nominating stockholder associated person (and such notice shall include documentary evidence of such Nominating Record Stockholder’s or any nominating stockholder associated person’s record and beneficial ownership of such stock), (iii) a list of all stockholder proposals and director nominations made by the Nominating Record Stockholder and/or nominating stockholder associated person during the prior 10 years, (iv) a list of all litigation filed against the Nominating Record Stockholder and/or nominating stockholder associated person during the prior 10 years asserting a breach of fiduciary duty or a breach of loyalty, (v) a representation that the Nominating Record Stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (vi) a description of any derivative positions, hedged positions, synthetic or temporary ownership techniques, swaps, securities loans, timed purchases 10 and other economic and voting interests or similar positions held or beneficially held by the Nominating Record Stockholder and any nominating stockholder associated person or to which the Nominating Record Stockholder and any nominating stockholder associated person is a party with respect to any share of stock of the Corporation, and whether and the extent to which any other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such Nominating Record Stockholder or any nominating stockholder associated person with respect to any share of stock of the Corporation, (vii) if the Nominating Record Stockholder or any nominating stockholder associated person is an individual, all information required by the National Association of Insurance Commissioners Biographical Affidavit and attachments, as amended or replaced, and (viii) a representation whether the Nominating Record Stockholder or any nominating stockholder associated person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of the voting power of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by the Nominating Record Stockholder or nominating stockholder associated person to be sufficient to elect the nominee or nominees proposed to be nominated by the Nominating Record Stockholder (such representation in this clause (viii), a “Nominating Solicitation Statement”) (which information set forth in clauses (i), (ii), (iii), (iv), (vi) and (vii) of this subsection (b) shall be supplemented by such Nominating Record Stockholder and/or such nominating stockholder associated person, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting). No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2. The chairperson of the meeting shall determine and declare to the meeting whether or not a nomination was made in accordance with the foregoing procedures, and if he should determine that a nomination was not properly brought before the meeting, the defective nomination shall be disregarded. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of such directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by the first paragraph of this Section 2(a) shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the seventy-fifth (75th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. (b) Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law or determined by the Board of Directors in its sole discretion, if the Nominating Record Stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall not be presented for election, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. 11

(c) For purposes of these By-laws, a “nominating stockholder associated person” shall mean (1) any person controlling, directly or indirectly, or acting in concert with a Nominating Record Stockholder and (2) any person controlling, controlled by or under common control, or acting in concert, with such nominating stockholder associated person. (d) Nothing in this Section 2 shall be deemed to affect any rights of holders of any series of the Corporation’s Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including, for the avoidance of doubt, any Certificate of Designations, Preferences & Rights). (e) Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this section. Section 3. Resignations: Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall specify whether it will be effective at a particular time, upon receipt by the Chief Executive Officer (or any Co-Chief Executive Officer) or the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. Section 4. Newly Created Directorships, Vacancies and Removal: Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum (and not by stockholders), or if all of the directors shall have been removed, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon, present in person or by proxy at a meeting, and any director so chosen shall hold office for a term expiring at the next succeeding annual meeting of stockholders following the filling of such vacancy and shall remain in office until such director’s successor shall have been elected and qualified; provided that a director appointed to fill such a vacancy on or before the 2010 annual meeting of stockholders shall serve for the remainder of the term of such director’s predecessor and shall remain in office until such director’s successor is elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. If the office of any member of a committee or other officer becomes vacant, the Board of Directors may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen. Subject in each case to the rights of the holders of any series of Preferred Stock then outstanding, (a) any director serving a term that does not expire at the next annual meeting of stockholders following such director’s election by stockholders or appointment to fill a vacancy may be removed from office only for cause and only upon the affirmative vote of the holders of a majority of the voting power of the shares of the Corporation entitled to vote thereon and (b) any other director may be removed from office, with or without cause, upon the affirmative vote of the holders of a majority of the voting power of the shares of the Corporation entitled to vote thereon. 12

If the holders of any series of Preferred Stock then outstanding are entitled to elect one or more directors, these provisions shall not apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that series and the rights of the holders of such shares shall be as set out in the Certificate of Designations, Preferences & Rights for such shares. Section 5. Powers: The Board of Directors shall exercise all the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation or by these By-laws conferred upon or reserved to the stockholders. Section 6. Designation of Committee Members: At each regular annual meeting of the Board of Directors, the directors may, by resolution of the Board of Directors, designate directors to serve as members of the compensation committee, the audit committee and the governance and nominating committee until the next regular annual meeting of the Board of Directors and until their successors are duly designated, and designate, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. The Board of Directors may from time to time provide for such other committees as may be deemed necessary or desirable, and designate to such committees such authority and duties as are appropriate and allowed by Delaware law, and shall, for those committees, designate a director or directors to serve as the member or members and may, if it desires, designate other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Section 7. Meetings: The directors may hold their annual meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors. Special meetings of the Board of Directors for any purpose or purposes may be called at any time, upon at least twelve (12) hours personal notice to each director, by (i) the Chief Executive Officer (or any Co-Chief Executive Officer), (ii) the director, if any, that has been designated by the Board of Directors as the lead independent director of the Board of Directors, or (iii) the Secretary. For purposes of this paragraph, personal notice of a special meeting shall be deemed given if notice of the special meeting is given by telephone to a director or is sent by confirmed facsimile transmission or by electronic mail to a director, at that director’s telephone number, facsimile number or electronic mail address, as applicable, as it is then shown on the records of the Corporation as the preferred point of contact for such director. Such special meetings shall be held at such time and place as may be determined by the person calling the meeting, and such time and place shall be stated in the notice of the call of the meeting. A notice of special meeting need not state the purpose of such meeting, and, unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. 13

Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. Section 8. Quorum and Conduct of Business: A majority of the Whole Board shall constitute a quorum for the transaction of business, and all matters shall be determined by the affirmative vote of a majority of the directors present, except as otherwise provided herein or required by law. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. Section 9. Compensation: Directors shall not receive any stated salary for their services as directors or as members of committees, except that by resolution of the Board of Directors, retainer fees, meeting fees, expenses of attendance at meetings and other benefits and payments may be authorized (including in connection with service as members of a committee). Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefore. Section 10. Action without Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if, prior to such action, all of the members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. ARTICLE IV. STANDING AND OTHER COMMITTEES Section 1. Compensation Committee: The Board of Directors may elect from its own membership a compensation committee of not less than three nor more than eight members whose chairman shall also be named by the directors. The compensation committee shall prescribe the compensation of all persons who are deemed to be “executive officers” (as defined in Rule 3b-7 under the Exchange Act) and any employees of the Corporation or its subsidiaries who earn a salary and bonus totaling $500,000 or more per year. The compensation of all other officers of the Corporation shall be determined by the Chief Executive Officer (or any Co-Chief Executive Officer). The compensation committee shall also perform such other duties not inconsistent with the spirit and purpose of the committee as are delegated to it by the Board of Directors. Section 2. Audit Committee: The audit committee shall consist of not less than three nor more than eight members elected by the directors from among their own number. The audit committee shall appoint the firm to be employed by 14 the Corporation as its external auditor; shall consult with the persons chosen to be the external auditors with regard to the plan of audit; shall review and approve the fees of the external auditors for audit and non-audit services; shall review, in consultation with the external auditors, their report of audit, or proposed report of audit, and the accompanying management letter, if any; shall review with management and the external auditor before publication or issuance, the annual financial statement, and any annual reports to be filed with the Securities and Exchange Commission; shall consult with the external auditors (periodically, as appropriate, out of the presence of management) with regard to the adequacy of the internal auditing and general accounting functions of the Corporation; shall consult with the internal auditors (periodically, as appropriate, out of the presence of management) with regard to cooperation of corporate divisions with the internal auditing and accounting departments and the adequacy of corporate systems of accounting and controls; shall serve as a communications liaison between the Board of Directors, the external auditors, and the internal auditors; and shall perform such other duties not inconsistent with the spirit and purpose of the committee as are delegated to it by the Board of Directors. Section 3. Governance and Nominating Committee: The governance and nominating committee shall consist of not less than three members elected by the directors from among their own number. The governance and nominating committee shall receive and evaluate the names and qualifications of potential director candidates, identify individuals qualified to become members of the Board of Directors consistent with criteria set by the Board of Directors and recommend director nominees to the Board of Directors and shareholders, recommend the directors to be appointed to committees of the Board of Directors and to be appointed as the committee chairs, develop and recommend to the Board of Directors a set of governance guidelines for the Corporation, monitor and annually evaluate how effectively the Board of Directors and the Corporation have implemented the corporate governance guidelines, oversee evaluations of the Board of Directors and management, and perform such other duties not inconsistent with the spirit and purpose of the committee as are delegated to it by the Board of Directors. Section 4. Meetings: Meetings of the compensation committee, the audit committee, the governance and nominating committee, and any other committee, shall be held on call of the chairman of the committee or any committee member. Meetings may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. A majority of the members of a committee shall constitute a quorum, and all matters shall be determined by the affirmative vote of a majority of the members present. Section 5. Action without Meeting: Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting if, prior to such action, all of the members of the committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. 15

ARTICLE V. OFFICERS; CHAIRMAN OF THE BOARD Section 1. Elected Officers: The elected officers of the Corporation shall be a Chief Executive Officer or two co-Chief Executive Officers, as the Board of Directors shall determine, such Vice-Presidents as shall from time to time be deemed necessary or appropriate by the Board of Directors, a Secretary, and such other officers as may be deemed necessary or appropriate by the Board of Directors. All such officers shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified or until their earlier resignation or removal. None of the officers of the Corporation need be directors. More than one office may be held by the same person. Section 2. Chairman of the Board: The Board of Directors shall elect one of its own members to be the Chairman of the Board. The Chairman of the Board may also be an elected officer of the Corporation. The Chairman of the Board shall preside at all meetings of the Board of Directors. He shall have and perform such duties as usually devolve upon such office and such other duties as are prescribed or assigned by the By-laws and by the Board of Directors. He shall have power to sign all stock certificates. Section 3. Chief Executive Officer and Co-Chief Executive Officers: Subject to the control of the Board of Directors, the Chief Executive Officer, or any Co–Chief Executive Officer acting alone, shall be vested with authority to act for the Corporation, and shall have general and active management of the business and affairs of the Corporation and such other general powers and duties of supervision and management as usually devolve upon such office and as may be prescribed or assigned by the By-laws and from time to time by the Board of Directors. The Chief Executive Officer, or any Co−Chief Executive Officer acting alone, shall have the power to sign certificates, contracts, obligations and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board. Section 4. Vice Presidents: Any Vice Presidents shall perform such duties as may be assigned to them from time to time by the By-laws, the Board of Directors, the Chairman of the Board, the Chief Executive Officer or any Co–Chief Executive Officer. Section 5. Secretary: The Secretary shall keep minutes of all meetings of the stockholders and the Board of Directors unless otherwise directed by those bodies. He/She shall have custody of the corporate seal, and the Secretary or any Assistant Secretary shall affix the same to all instruments or papers requiring the seal of the corporation. The Secretary, or in his/her absence, any Assistant Secretary, shall attend to the giving and serving of all notices of the Corporation. He/She shall perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors, and shall do and perform such other duties as may from time to time be assigned by the Board of Directors, the Chairman, the Chief Executive Officer or any Co–Chief Executive Officer. He/She shall have power to sign all stock certificates. 16

Section 6. Other Officers and Agents: The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Section 7. Election and Term: The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting held after each annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board of Directors until his death, resignation, retirement, or removal. Any officer may be elected by the Board of Directors at other than annual meetings to serve until the first meeting of the Board of Directors held after the annual meeting of stockholders next following his election. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors. ARTICLE VI. MISCELLANEOUS Section 1. Certificates of Stock: The shares of stock of the Corporation may be either represented by certificates or, if provided by resolution of the Board of Directors, uncertificated shares (provided that any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation). Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Any certificate of stock shall be signed by the Chairman or Vice Chairman of the Board or the President or Vice-President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall certify the number of shares owned by the stockholder in the Corporation. Any or all of the signatures may be facsimiles. Section 2. Lost Certificates: The Board of Directors may order a new certificate or certificates of stock or uncertificated shares to be issued in the place of any certificate or certificates of the Corporation alleged to have been lost or destroyed, but in every such case the owner of the lost certificate or certificates shall first cause to be given to the Corporation or its authorized agent a bond in such sum as said Board may direct, as indemnity against any loss that the Corporation may incur by reason of such replacement of the lost certificate or certificates. Section 3. Transfer of Shares: The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and, except where a certificate is issued in accordance with Section 2 of this Article VI, upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books, and ledgers, or to the authorized agent of the Corporation, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish. Section 4. Fractional Shares: 17

No fractional part of a share of stock shall ever be issued by this Corporation. Section 5. Fixing a Date for Determination of Stockholders of Record: In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than sixty nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, then the record date shall be as provided by law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 5 at the adjourned meeting. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or, except as otherwise provided by these By-laws, for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which shall not be more than sixty days prior to such action. If no record date is fixed by the Board of Directors, then the record date shall be as provided by law. Section 6. Dividends: Subject to the provisions of the Certificate of Incorporation (including, for the avoidance of doubt, any Certificate of Designations, Preferences & Rights), the Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any fund of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem conducive to the interests of the Corporation. Section 7. Seal: The corporate seal shall consist of two concentric circles between which shall be the words “GLOBE LIFE INC. DELAWARE” with the words “CORPORATE SEAL” in the center. Section 8. Fiscal Year: The Fiscal year of the Corporation shall be determined by resolution of the Board of Directors. Section 9. Notice and Waiver of Notice: Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the 18 date of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise required by law. Any notice of a meeting required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-laws, may be waived in writing, either before or after such meeting, and, to the extent permitted by law, will be waived by a person by his attendance thereat, in person or by proxy. Any person so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. Neither the business nor the purpose of any meeting need be specified in such a waiver. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Notice given pursuant to this Article VI, Section 9 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Section 10. Time Periods: In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included. Section 11. Facsimile Signatures: In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used unless otherwise restricted by the Board of Directors. Section 12. Severability: If any provision or provisions of these By-laws shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality, and enforceability of the remaining provisions of these By-laws (including, without limitation, each portion of any section of these By-laws containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of these By-laws; and (c) to the fullest extent possible, the provisions of these By-laws (including, without limitation, each portion of any section of these By-laws containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall be 19 construed so as to give effect to the intent manifested thereby. ARTICLE VII. AMENDMENTS These By-laws may be altered or repealed and By-laws may be adopted (i) at any annual meeting of the stockholders, or at any special meeting thereof if notice of the proposed alteration or repeal or By-law or By-laws to be adopted is contained in the notice of such special meeting, by the affirmative vote of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, or (ii) by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at a special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-law or By-laws to be adopted, is contained in the notice of such special meeting. 20